Calculation of Filing Fee Tables
S-3
HEALTHPEAK PROPERTIES, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock of Healthpeak Properties, Inc.	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock of Healthpeak Properties, Inc.	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities of Healthpeak Properties, Inc.	457(r)				0.0001531
Fees to be Paid	4	Debt	Guarantees by Healthpeak Properties, Inc. of Debt Securities of Healthpeak OP, LLC	457(r)				0.0001531
Fees to be Paid	5	Other	Healthpeak Properties, Inc. Depositary Shares	457(r)				0.0001531
Fees to be Paid	6	Other	Healthpeak Properties, Inc. Warrants	457(r)				0.0001531
Fees to be Paid	7	Debt	Debt Securities of Healthpeak OP, LLC	457(r)				0.0001531
Fees to be Paid	8	Debt	Guarantees by Healthpeak OP, LLC of Debt Securities of Healthpeak Properties, Inc.	457(r)				0.0001531
Fees to be Paid	9	Debt	Guarantees by DOC DR, LLC of Debt Securities of Healthpeak Properties, Inc. and Healthpeak OP, LLC	457(r)				0.0001531
Fees to be Paid	10	Debt	Guarantees by DOC DR Holdco, LLC of Debt Securities of Healthpeak Properties, Inc. and Healthpeak OP, LLC	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a. Omitted pursuant to Form S-3 General Instruction II.E. Note 1.b. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Note 1.c. Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

[2]	See offering note 1.

[3]	See offering note 1.

[4]	See offering note 1. Healthpeak Properties, Inc. will fully and unconditionally guarantee debt securities issued by Healthpeak OP, LLC. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of Healthpeak OP, LLC debt securities being registered.

[5]	See offering note 1. Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.

[6]	See offering note 1.

[7]	See offering note 1.

[8]	See offering note 1. Healthpeak OP, LLC may fully and unconditionally guarantee debt securities issued by Healthpeak Properties, Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of Healthpeak Properties, Inc. debt securities being registered.

[9]	See offering note 1. DOC DR, LLC and DOC DR Holdco, LLC may fully and unconditionally guarantee debt securities issued by Healthpeak Properties, Inc. and/or Healthpeak OP, LLC. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of Healthpeak Properties, Inc. and/or Healthpeak OP, LLC debt securities being registered.

[10]	See offering note 1. DOC DR, LLC and DOC DR Holdco, LLC may fully and unconditionally guarantee debt securities issued by Healthpeak Properties, Inc. and/or Healthpeak OP, LLC. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of Healthpeak Properties, Inc. and/or Healthpeak OP, LLC debt securities being registered.